UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026
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CapsoVision, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-42705	20-3369494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18805 Cox Avenue, Suite 250 Saratoga, California	95070
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408)-624-1488
n/a
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
common stock, $0.001 par value per share	CV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.           Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders (the "Meeting") of CapsoVision Inc (the "Company") was held on June 11, 2026. At the Meeting, the Company's stockholders voted on the following two proposals, each of which is disclosed in more detail in the Proxy Statement filed on April 28, 2026. The stockholders cast their votes as described below.

1.Proposal #1 for the election (re-election) of the Class I Directors. The nominees listed below were re-elected at the Meeting to serve as Class I Directors of the Company until the Company's 2029 annual meeting of stockholders.

Nominee	For	Withheld	Broker Non-Votes
Joanne Imperial, M.D.	32,060,734	70,447	2,244,596
Wen-Herng (Henry) King	32,065,119	66,062	2,244,596
Michele Harari	32,066,645	64,536	2,244,596

2.Proposal #2 for the ratification of the appointment of Baker Tilly US, LLP as the Company's independent registered public accounting firm for the 2026 fiscal year was approved.

For	Against	Abstained	Broker Non-Votes
34,321,524	154	54,099	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOVISION, INC.

Date: June 12, 2026	By:	/s/ Kang-Huai (Johnny) Wang
	Name:	Kang-Huai (Johnny) Wang
	Title	President and Chief Executive Officer